Exhibit 4.15 ARCELORMITTAL EQUITY INCENTIVE PLAN 1. Purpose of the Plan. This ArcelorMittal Equity Incentive Plan is intended to enhance the Company’s ability to attract and retain individuals with experience and ability to serve as officers and Employees of the Company. In addition, this Plan is intended to promote the alignment of interests between the Company’s shareholders and such individuals by allowing them to participate in the success of the Company. 2. Definitions. As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below: a. “Affiliate” means any entity in which the Company has an ownership interest of fifty percent (50%) or more, or any entity so designated at the sole discretion of the Committee. b. “Award” means any equity awards granted pursuant to the terms of the Plan including, but not limited to, Restricted Share Units, Performance Share Units, and any other restricted share award granted pursuant to the terms of the Plan. c. “Award Notice” means the notice issued by the Company to the Award recipient that sets out the terms and conditions of the Award, which notice may be in electronic or hard copy form, at the Company’s sole discretion. d. “Board of Directors” means the Board of Directors of ArcelorMittal. e. “Change in Control,” as used in any instrument governing the terms of any Award, means the occurrence of any of the following: i. Change in the ownership of the Company. Any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than members of the Mittal family, trusts of which such members are settlors or beneficiaries, or any of the affiliates of the foregoing, acquires beneficial ownership (as determined under Rule 13d-3 of the Exchange Act) of Common Stock that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Common Stock. ii. Change in the effective control of the Company. The date any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than members of the Mittal family, trusts of which such members are settlors or beneficiaries, or any of the affiliates of the foregoing, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership (as determined under Rule 13d-3 of the Exchange Act) of Common Stock possessing 30 percent (30%) or more of the total voting power of the stock of the Company; or the date a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election. iii. Change in the ownership of a substantial portion of the Company. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) of the Exchange Act), acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. f. “Committee” means the Appointments, Remuneration and Corporate Governance Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan. g. “Common Stock” means ordinary shares (actions ordinaires) in the share capital of the Company or any other form of equity shares the Company may issue from time to time. h. “Company” or “ArcelorMittal” means ArcelorMittal, société anonyme, with a registered office at 24-26 Boulevard d’Avranches L-1160, Grand-Duchy of Luxembourg. i. “Effective Date” means June 8, 2021, the date on which the Plan was approved by the Company’s shareholders’ at the annual general shareholders’ meeting. j. “Employment” means employment by a Participant with the Company or any of its Affiliates. In the event of the sale or spin-off of an employing Affiliate such that the employer ceases to be an Affiliate of the Company, the Employment of a Participant shall be deemed to have terminated for purposes of this Plan unless otherwise expressly determined in the sole discretion of the Committee. “Employee,” “Employed” and “Employ” shall have correlative meanings. k. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. l. “Participant” means an employee (including an employee director or an officer of the Company) of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant and, following the death of any such Person, his or her successors, heirs, executors, and administrators, as the case may be. m. “Performance Share Unit” means the right to receive up to two shares of Common Stock upon the satisfaction of specified performance- and time-based vesting criteria issued to a Participant in accordance with Section 6 hereof. n. “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) of the Exchange Act.

o. “Plan” means this ArcelorMittal Equity Incentive Plan, as it may be amended from time to time. p. “Restricted Share Unit” means the right to receive one share of Common Stock upon the satisfaction of specified time-based vesting conditions, issued to a Participant in accordance with Section 6 hereof. q. “Retirement” means retirement at age 60 or more, unless otherwise specified by local law or Company policy applicable to a Participant, or as otherwise determined with the consent of the Committee. r. “Securities Act” means the U.S. Securities Act of 1933, as amended. 3. Stock Subject to the Plan. Subject to adjustment as provided in Section 7, the number of shares of Common Stock that may be issued or transferred pursuant to Awards granted under the Plan in respect of a specified period during the term of the Plan will not exceed the number of shares of Common Stock approved at the Company’s shareholders’ meetings from time to time. With respect to a particular period, such as a Plan year, the Company will set forth in an Annex to the Plan the number of shares of Common Stock approved for issuance in respect of such period. 4. Administration of the Plan. a. The Committee The Plan shall be administered by the Committee. b. Grant of Awards The Committee shall, consistent with the terms of the Plan, from time to time designate those Employees of the Company who shall be granted Awards under the Plan and the amount, type, and other terms and conditions of such Awards. The Committee may prescribe agreements evidencing or setting the terms of any Awards, and amendments thereto, which documents and amendments need not be identical for each Participant. Awards granted under the Plan may, in the Committee’s sole discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. c. Delegation of Authority All of the powers and responsibilities of the Committee under the Plan, other than the powers described in Subsection 4(b) above, may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, or to a third-party administrator, and such administrator(s) may have the authority to execute and distribute Award Notices or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, or (ii) to take any action inconsistent with applicable law or the decisions with respect to the Plan adopted by the Company’s shareholders at any general meeting of shareholders. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee. Notwithstanding the foregoing, the Committee shall retain sole discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award, as further described in Section 4(d) below. d. Committee Discretion The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Notice) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment. Decisions of the Committee shall be final, binding, and conclusive on all parties. On or after the date of grant of an Award under the Plan, the Committee may (i) in the event of a Change in Control, accelerate the date on which any such Award becomes vested or subject to settlement, (ii) permit the transfer of any such Award, (iii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Award may remain outstanding, or (iv) waive any conditions to the exercisability, transferability or settlement, as the case may be, of any such Award. e. Settlement of Awards The Company shall settle Awards in shares of Common Stock, which shares shall be either newly issued shares of Common Stock or shares of Common Stock held in treasury by the Company, as determined in the sole discretion of the Committee. The Award Notice shall inform Participants that they are subject to ArcelorMittal’s Insider Dealing Regulations which limit the periods during which trading or other operations on the shares of Common Stock may occur. The Committee may defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of any deferred compensation plan established and maintained by the Company, to the extent such deferred compensation plan permits deferral of Awards granted hereunder, or otherwise as determined by the Committee from time to time. The settlement of any Award may be accelerated in the Committee’s sole discretion or upon occurrence of one or more specified events. The Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. The Award Notice shall inform the Participant that, by accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 4. The Company shall have no obligation to issue or deliver evidence of title or make any book entry for shares of Common Stock under the Plan prior to (i) obtaining any approvals from governmental agencies or regulatory bodies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification of the shares of Common Stock or other required action under any applicable national or foreign law, ruling or regulation of any governmental body or stock exchange that the Company determines to be necessary or advisable. The inability of the Company (after reasonable efforts) to obtain authority or clearance from any governmental agency or regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Awards or shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue and/or sell such Awards or shares of Common Stock as to which such requisite authority shall not have been obtained. f. Limitation on Liability The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and employees shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or employee of the Company, the Company’s independent auditors, consultants, or any other agents assisting in the administration of the Plan. No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or employee of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and ArcelorMittal shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, employee, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company. 5. Eligibility. The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those officers and Employees of the Company or its Affiliates whom the Committee shall select from time to time in accordance with the decisions of the Company’s general meeting of shareholders, including any Person who has been offered Employment by the Company, provided that such prospective Employee may not receive any payment or exercise any right relating to an Award until such person has commenced Employment. An Employee on leave of absence may be considered as still in the Employ of the Company for purposes of eligibility for participation in the Plan, if so determined by the Committee. In lieu of making Awards directly to Participants, the Committee may make Awards under the Plan through or to a trust or any other funding vehicle which in turn makes Awards to Participants or which issues interests in Awards held by it to Participants, in any case on such terms and conditions as may be determined by the

Committee in its sole discretion. Each Award granted under the Plan shall be evidenced by an Award Notice in form and substance approved by the Committee. 6. Restricted Share Units and Performance Share Units. The Committee may from time to time grant Awards of Restricted Share Units and Performance Share Units to Participants, subject to the terms and conditions of this Section 6 and the Annex applicable to the Plan year or other period in which the Awards are granted. a. Award Date. The grant date of each Restricted Share Unit and Performance Share Unit shall be the date designated by the Committee and specified in the Award Notice as the date on which such Restricted Stock Unit or Performance Share Unit is granted. b. Vesting. Each Award of Restricted Share Units shall vest in full on the determined year anniversary of the date on which the Award was granted as defined in the yearly Annex, subject to (i) the additional conditions set forth in the Annex applicable to the year in which the Awards are granted and (ii) the terms and conditions of the Award Notice. Awards of Performance Share Units shall vest at the end of the applicable performance period based on the level of achievement, if any, of the applicable performance objectives (as set forth on the Annex applicable to the Plan year or other period in which the Awards are granted). c. Forfeiture of Restricted Share Units and Performance Share Units. i. Unless otherwise determined by the Committee at any time at or after the date of the Award Notice, if a Participant’s Employment is terminated for any reason other than by reason of the Participant’s death, disability or Retirement at the age of sixty or more, each Restricted Share Unit that has not vested as of the date of such termination shall expire and be terminated. If a Participant’s Employment is terminated due to the Participant’s death, disability or Retirement at the age of sixty or more prior to the vesting date, the number of Restricted Share Units that is equal to (A) the number of Restricted Share Units granted pursuant to the Award Notice, multiplied by (B) a fraction, the numerator of which is the number of days that have elapsed since the grant date of the Award of Restricted Share Units, and the denominator of which is the total number of days in the vesting period, shall vest upon such termination of Employment. For purposes of clarification, the number of Restricted Share Units that shall vest upon termination of Employment prior to the vesting date may also be expressed as follows: ii. Unless otherwise determined by the Committee at any time at or after the grant, if a Participant’s Employment is terminated for any reason, each Performance Share Unit that has not vested as of the date of such termination shall expire and be terminated.

7. Adjustment Upon Certain Changes. a. Shares Available for Grants In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards in any year pursuant to Section 3 shall be adjusted by the Committee in its sole discretion. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, including any extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number of shares of Common Stock with respect to which Awards may be granted. b. Increase or Decrease in Issued Shares Without Consideration Subject to any required action by the shareholders of ArcelorMittal, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company or the shareholders, the Committee shall have the right to adjust the number of shares of Common Stock subject to each outstanding Award in its sole discretion. c. Certain Mergers Subject to any required action by the shareholders of ArcelorMittal, in the event that ArcelorMittal shall be the surviving corporation in any merger, consolidation, or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall, to the extent deemed appropriate by the Committee in its sole discretion, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation. d. Certain Other Transactions In the event of (i) a dissolution or liquidation of ArcelorMittal, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving ArcelorMittal in which ArcelorMittal is not the surviving corporation, or (iv) a merger, consolidation or similar transaction involving ArcelorMittal in which ArcelorMittal is the surviving corporation but in which the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion have the power to: i. cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee in its sole discretion, of such Award; ii. provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its sole discretion in the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; or iii. any combination of (i) or (ii) above. For purposes of clarification, Awards need not be adjusted by the Committee. e. Other Changes In the event of any change in the capitalization of ArcelorMittal or corporate change other than those specifically referred to in paragraphs (b), (c), or (d), the Committee shall make such adjustments in the number of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate. f. No Other Rights Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Common Stock, the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or any dissolution, liquidation, merger, or consolidation of ArcelorMittal or any other corporation. Except as expressly provided in the Plan, no issuance by ArcelorMittal of shares of Common Stock, or securities convertible into shares of Common Stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock or amount of other property subject to, or the terms related to, any Award. 8. Rights Under the Plan. No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan (including the right to receive dividends) until the date of the issuance of the shares of Common Stock as set out in the Award Notice. Except as otherwise expressly provided in Section 7 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date on which the Award vests. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company to take any action which it deems to be necessary or appropriate. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitation on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended. 9. No Special Employment Rights; No Right to Award.

a. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his Employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such Employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Neither an Award nor any rights arising under the Plan shall constitute an Employment contract with the Company and, accordingly, the Plan and any Award hereunder may be terminated at any time at the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company. b. No person shall have any claim or right to receive an Award hereunder. The Committee’s grant of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person. 10. Securities Law Matters. ArcelorMittal shall be under no obligation to effect a registration pursuant to the Securities Act or any other national securities laws of any shares of Common Stock to be issued hereunder or to effect similar compliance under any U.S. state laws. Notwithstanding anything herein to the contrary, ArcelorMittal shall not be obligated to take any steps evidencing the issuance of Common Stock pursuant to the Plan unless and until ArcelorMittal is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental agency or regulatory body and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the settlement of Awards hereunder, that the Participant make such covenants, agreements, and representations as the Committee deems necessary or desirable. 11. Tax Provisions & Withholding. a. Cash Remittance Whenever shares of Common Stock are to be issued upon the grant, vesting or settlement of an Award, and whenever any amount shall become payable in respect of any Award, ArcelorMittal shall have the right to require the Participant to remit to ArcelorMittal in cash an amount sufficient to satisfy national, federal, state, local, social security or other similar withholding tax requirements, social security or other similar withholdings, if any, attributable to such grant, vesting, or settlement prior to the delivery of such shares or the effectiveness of the lapse of such restrictions or making of such payment. The Company can delay the delivery to a Participant of any Common Stock, to determine the amount of any withholding to be collected and to collect the relevant amount from the Participant and process such withholding. b. Stock Withholding At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the grant, vesting or settlement of an Award, ArcelorMittal shall withhold a number of such shares having a fair market value (as determined by the Committee in its sole discretion) at the applicable date as determined by the Committee to be sufficient to satisfy the national, federal, state, local, social security or other similar withholding tax requirements, if any, attributable to such grant, vesting or settlement but not greater than such withholding obligations. Such election shall be irrevocable, made in writing, and signed by the Participant, shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and shall satisfy the Participant’s obligations under Section 11 hereof, if any. The Company can delay the delivery to a Participant of any Common Stock, cash or other property payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding. 12. Amendment or Termination of the Plan. The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. Notwithstanding any other provision of the Plan to the contrary, the Committee may authorize the repurchase of any Award by the Company or a third party at any time for such price and on such terms and conditions as the Committee may determine in its sole discretion. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan. 13. No Obligation to Exercise. The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award. 14. Transfer Restrictions. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised by or transferred to only the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind ArcelorMittal unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award. Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the U.S. Securities and Exchange Commission or the laws of any other jurisdiction, including, in particular, Luxembourg). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

15. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Fractional shares of Common Stock shall be rounded to the nearest whole share (with numbers of 0.5 and above rounded up and numbers less than 0.5 rounded down). 16. Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Common Stock, cash or other property paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified), welfare benefit plans or severance plans or payments, unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit or except as the Committee may otherwise determine in its sole discretion. 17. Local Law Supplements. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in any country in which the Company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to: a. Determine which Affiliates shall be covered by the Plan; b. Determine which Employees are eligible to participate in the Plan; c. Modify the terms and conditions of any Award to comply with applicable local laws through the addition of country-specific Exhibits hereto, provided that such modification does not result in the Participant receiving Awards with economic benefits or vesting provisions in the aggregate that are more favorable than that provided by the general terms of the Plan herein; d. Take any action, before or after an Award is granted, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law. 18. Legend. The book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares. 19. Clawback Policies. Notwithstanding anything in the Plan to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its Affiliates at any time to a Participant under this Plan and each Participant, by accepting an Incentive Award pursuant to this Plan, agrees to comply with any Company request or demand for such recoupment.

20. Severability; Entire Agreement. If any of the provisions of the Plan, any Annex or Exhibit to the Plan or any Award Notice is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Annex, Exhibit or Award Notice or other agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof. 21. Descriptive Headings. The headings in the Plan and any Annex, Exhibit or Award Notice are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein. 22. Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the Grand Duchy of Luxembourg without regard to its conflict of law principles. 23. Effective Date and Term of Plan. The Plan was initially adopted and shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 12, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.